Exhibit 99.1

Taboola, a Global Leader In Powering Recommendations for the Open Web, to Become NYSE Listed at an Implied $2.6 Billion Valuation via a merger with ION Acquisition Corp. 1 Ltd.;

Total raised to be Approximately $545 Million including ION’s proceeds and a PIPE from Fidelity Management & Research Company LLC, Baron Capital Group, funds and accounts managed by BlackRock, Hedosophia, the Federated Hermes Kaufmann Funds and others

-	Taboola is going public via a merger with ION Acquisition Corp. 1 Ltd. (NYSE: IACA), a publicly traded special purpose acquisition company, or SPAC, with $259 million in trust
-	Taboola has also secured approximately $285 million in primary and secondary PIPE financing from institutional investors, including funds affiliated with ION and funds affiliated with Phoenix Insurance, that have committed to fund more than 20% of the PIPE
-	Top tier institutional investors are anchoring the PIPE including Fidelity Management & Research Company LLC, Baron Capital Group, funds and accounts managed by BlackRock, Hedosophia, the Federated Hermes Kaufmann Funds and others
-	Exor Seeds, the venture arm of Exor (holding company controlled by the Agnelli family) is joining the PIPE as Taboola envisions distributing personalized content into mobility platforms
-	Taboola is focused on providing Open Web digital properties (including websites, devices, TV apps and mobile apps that sit outside of walled gardens) with the infrastructure they need to build, grow and monetize their online activities
-	The transaction implies a pro forma valuation of approximately $2.6 billion for Taboola and Taboola expects to have $600 million of cash and cash equivalents on its balance sheet at closing
-	In 2021 Taboola plans to invest more than $100 million in R&D growth initiatives including AI, eCommerce, TV, and device manufacturers
-	As part of its presentations to the PIPE investors, for 2020 Taboola projected* it would achieve approximately $1.2 billion of Revenues, over $375 million of ex-TAC Revenues**, approximately $34 million of Operating Income, representing approximately 3% of Revenues, and over $100 million of Adjusted EBITDA**, representing approximately 27%** of ex-TAC Revenues
-	Prior to this transaction Taboola raised $160 million and had approximately $240 million of cash and cash equivalents on its balance sheet as of December 31, 2020.
-	Taboola’s recommendation platform, powered by advanced AI algorithms, provides over 1 trillion recommendations a month to approximately 500 million daily active users
-	Most members of Taboola’s senior management team have been together for almost a decade
-	Transaction expected to close in Q2 of 2021

New York, NY - January 25, 2021 - Taboola, a global leader in powering recommendations for the open web, helping people discover things they may like, today announced it has entered into a definitive merger agreement with ION Acquisition Corp. 1 Ltd. (NYSE: IACA), a special purpose acquisition company. The combined company will operate under the Taboola name and will trade on the NYSE under the new symbol “TBLA”. The transaction is expected to close in Q2 of 2021.

Taboola was founded in 2007 by Adam Singolda, the company's CEO since inception. The company enables digital property owners to harness the value of AI-driven recommendations, and offers advertisers a way to effectively access users in the open web. Taboola surfaces recommendations wherever people spend time outside of the walled gardens, across websites and within offerings from device manufacturers, mobile apps, and games, enabling advertisers to be recommended side-by-side with editorial content, driving significant value.

Taboola’s mission is to power recommendations for the Open Web and help people discover things they may like. Taboola estimates the highly fragmented advertising market in the open web to be approximately $64 billion in 2020. Taboola’s recommendation platform renders editorial and paid recommendations natively, creating meaningful value to its digital property partners, advertisers and users. As a result, the company believes it has a significant market opportunity.

Taboola at scale - selected highlights:

-	More than 9,000 digital properties with long-term, global and exclusive partnerships, including publishers like CNBC, NBC News, Business Insider, The Independent and El Mundo during Q4 2020.
-	Device manufacturer partnerships, where Taboola brings its publisher partners’ news to consumers.
-	More than 13,000 advertiser relationships, reaching 516 million daily active users on the Taboola network in a brand safe environment, while using Taboola’s readership data for precision targeting during Q4 2020.
-	Approximately 500 team members at the end of Q4, supporting research and development and significant investment into its technology stack, which has made Taboola a leader in AI.

“Taboola is embarking on an exciting new journey as a public company, a milestone only made possible by years of trusted partnerships with tens of thousands of digital properties and advertisers who I want to personally thank for believing in Taboola and me for years,” said Adam Singolda, Founder and CEO at Taboola. “Today, we’re proud of the Taboola team that has made us a ubiquitous presence on the open web and for helping to bring our category-defining technology to market. Aside from our technology and team, Taboola’s success is built on a simple idea - deliver value to our partners in a way where we only grow if our partners grow, in a true win-win manner. This is in stark contrast to ‘walled gardens’ of closed ecosystems that don’t always have their partners’ best interests in mind.”

Mr. Singolda continued, “As we move forward, there is immense opportunity for Taboola to continue to be the champion for the open web, and those who do business there. Over the next 10 years I see Taboola growing to power recommendations for anything, such as eCommerce, games, applications, and I see those recommendations everywhere, on every device. They will live on our connected TVs at home, recommending shows people love, as well as in people’s cars surfacing content they love, podcasts, and text-to-audio from the open web. I’m excited to have Gilad Shany join our board and journey, and pleased to welcome the ION family of investors and supporters.”

Gilad Shany, CEO of ION said, “We believe Taboola is an open web recommendation leader that is well positioned to challenge the walled gardens. We were looking to merge with a global technology leader with Israeli DNA and we found that in Taboola. The combination of long-term partnerships built by the company with thousands of open web digital properties, their direct access to advertisers, massive global reach and proven AI technology, allows Taboola to provide significant value to their partners while also achieving attractive unit economics as the company grows. We are excited to join in the early innings of this growth journey alongside a tenured executive team with a strong track-record of exceptional execution.”

Transaction Overview

ION Acquisition Corp. 1 Ltd. will merge with a wholly-owned subsidiary of Taboola for implied pro forma aggregate valuation of approximately $2.6 billion. In connection with the transaction, institutional investors have committed to purchase an aggregate of approximately $285 million of Taboola ordinary shares in a private investment that is expected to close concurrently with the business combination, of which approximately $150 million will be purchased directly from existing shareholders of Taboola, primarily from early investors. Taboola has committed to register these privately-issued shares for resale shortly following the closing of the business combination. All transaction related financial or other data in this announcement assume no ION shareholder exercises their redemption rights.

The boards of directors of both Taboola and ION unanimously approved the transaction. The proposed transaction is expected to be completed in the second quarter of 2021, subject to approval by the shareholders of each of Taboola and ION, and satisfaction of customary regulatory and other closing conditions.

Advisors

Credit Suisse Securities (USA) LLC acted as lead financial and capital markets advisor to Taboola and also acted as lead placement agent on the PIPE. J.P. Morgan Securities LLC also acted as a financial advisor to Taboola. Latham & Watkins LLP, Meitar Law Offices and Davis Polk & Wardwell LLP acted as legal counsel to Taboola.

Cowen acted as sole financial and capital markets advisor to ION and also acted as placement agent on the PIPE. White & Case LLP and Goldfarb Seligman & Co. acted as legal counsel to ION.

*	All 2020 projections in this press release are taken from the investor presentation being filed by ION today with the SEC as an exhibit to its Current Report on Form 8-K which will be available on the SEC website at www.sec.gov. Those projections are subject to the limitations contained in the presentation and in this press release. See “Caution About Forward-Looking Statements.”

**	Non-GAAP measure. See “About Non-GAAP Projected Financial Measures.”

Investor Conference Call Information

Today, January 25 at 8:00 a.m. ET, Taboola and ION Acquisition Corp. 1 Ltd. will host a joint investor conference call regarding the proposed transaction and review an investor presentation. The investor presentation is being filed by ION Acquisition Corp. 1 Ltd. with the SEC prior to the call as an exhibit to a Current Report on Form 8-K which will be available on the SEC website at www.sec.gov.

Prepared remarks are available via audio-only webcast, and are accessible at http://www.taboola.com/about/investors through 11:59 p.m ET on January 31, 2021. A transcript of the call will also be made available on the SEC website at www.sec.gov.

About ION Acquisition Corporation

The Company is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue a business combination target in any business or industry, the Company intends to focus on the rapidly growing universe of Israeli companies and entrepreneurs that apply technology and innovation to our everyday lives. The Company is sponsored by ION Holdings 1, LP, an affiliate of ION Asset Management Ltd

About Taboola

Taboola powers recommendations for the open web, helping people discover things they may like. The company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, NBC News, Business Insider, The Independent and El Mundo. More than 13,000 advertisers use Taboola to reach over 500 million daily active users in a brand-safe environment. The company has offices in 18 cities worldwide, including New York and Tel Aviv.

Learn more at www.taboola.com and follow@taboola on Twitter.

About Non-GAAP Projected Financial Measures

This press release contains projected financial measures that are not calculated or presented in accordance with United States generally accepted accounting principles, or GAAP. These measures are projected ex-TAC Revenue, Adjusted EBITDA and Adjusted EBITDA Margin. They are non-GAAP measures because they exclude items required to be included in the most directly comparable projected measures calculated and presented in accordance with GAAP. We believe these non-GAAP measures provide useful supplemental information for period-to-period comparisons of our business and can assist investors and others in understanding and evaluating our operating results. However, these non-GAAP projected measures should not be considered in isolation or as a substitute for or superior to any measures of projected financial performance calculated and presented in accordance with GAAP. Other companies may calculate these or similarly titled non-GAAP measures differently than we do. See the Annex to this press release captioned "Non-GAAP Projection Reconciliations" later in this press release for a description of these non-GAAP projected measures and a reconciliation to the most directly comparable projected financial measures prepared in accordance with GAAP.

Additional Information

This communication is being made in respect of the proposed transaction involving Taboola.com Ltd. (“Taboola”) and ION Acquisition Corp. 1 Ltd. (“ION”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed transaction, Taboola will file with the Securities and Exchange Commission (“SEC”) a registration statement on Form F-4 that will include a proxy statement of ION in connection with ION’s solicitation of proxies for the vote by ION’s shareholders with respect to the proposed transaction and other matters as may be described in the registration statement. Taboola and ION also plan to file other documents with the SEC regarding the proposed transaction and a proxy statement/prospectus will be mailed to holders of shares of ION’s Class A ordinary shares. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FORM F-4 AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus, as well as other filings containing information about Taboola and ION will be available without charge at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, when available, without charge, from Taboola’s website at http://www.taboola.com. Copies of the proxy statement/prospectus can be obtained, when available, without charge, from ION’s website at http://www.ion-am.com/spac.

Participants in the Solicitations

Taboola, ION and certain of their respective directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from ION’s shareholders in connection with the proposed transaction. You can find more information about ION’s directors and executive officers in ION’s final prospectus dated October 1, 2020 and filed with the SEC on October 5, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests will be included in the proxy statement/prospectus when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources indicated above.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Caution About Forward-Looking Statements

This communication includes forward-looking statements, including projections about Taboola’s 2020 performance, its expected cash and cash equivalents at the closing of the transaction, planned 2021 investments, its growth strategy and market opportunities and the timing of the pending transaction. These forward-looking statements are based on Taboola’s and ION’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Taboola’s and ION’s control. Forward-looking statements in this communication or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Taboola or ION to predict these events or how they may affect Taboola or ION. Except as required by law, neither Taboola or ION has any duty to, and does not intend to, update or revise the forward-looking statements in this communication or elsewhere after the date this communication is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this communication may not occur. Uncertainties and risk factors that could affect Taboola’s and ION’s future performance and cause results to differ from the forward-looking statements in this release include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination; the outcome of any legal proceedings that may be instituted against ION or Taboola, the combined company or others following the announcement of the business combination; the inability to complete the business combination due to the failure to obtain approval of the shareholders of ION or to satisfy other conditions to closing; changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; the ability to meet stock exchange listing standards following the consummation of the business combination; the risk that the business combination disrupts current plans and operations of ION or Taboola as a result of the announcement and consummation of the business combination; the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; costs related to the business combination; changes in applicable laws or regulations; Taboola’s estimates of expenses and profitability and underlying assumptions with respect to shareholder redemptions and purchase price and other adjustments; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale Taboola’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to make continued investments in Taboola’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with Taboola’s platform on various digital properties; the impact of the ongoing COVID-19 pandemic; reliance on a limited number of partners for a significant portion of Taboola’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; and risks related to the fact that we are incorporated in Israel and governed by Israeli law; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in ION’s final prospectus dated October 1, 2020 relating to its initial public offering and in subsequent filings with the SEC, including the proxy statement relating to the business combination expected to be filed by ION. In particular, the projections for 2020 are subject to material adjustment as Taboola completes its closing procedures and its auditors audit its 2020 results.

Contacts

Media:

Dave Struzzi

Taboola

mediarelations@taboola.com

Investors:

Maili Bergman

The Blueshirt Group

investors@taboola.com

ION Acquisition Corp:

Avrom Gilbert

avrom@ion-am.com

Non-GAAP Projection Reconciliations

The forgoing press release contains GAAP and Non-GAAP projected full year 2020 financial measures. See “About Non-GAAP Projected Financial Measures” and “Caution About Forward-Looking Statements.”

These non-GAAP projected measures are subject to significant limitations, including those identified below. In addition, other companies may use similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Non-GAAP projected measures should not be considered in isolation or as a substitute for projected or historical GAAP measures. They should be considered only as supplementary information.

ex-TAC Revenues

We calculate projected ex-TAC Revenues as projected Revenues excluding projected traffic acquisition costs, or TAC. The following table provides a reconciliation of projected Revenues to projected ex-TAC Revenues for the period shown.

Year Ended December 31, 2020
(in millions)
Revenues	$1,190
Adjusted to exclude the following:
Traffic acquisition costs	811
ex-TAC Revenues	$379

We believe that ex-TAC Revenues are useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe that excluding these costs can better reflect the revenue that ultimately flows to us.

Limitations on the use of ex-TAC Revenues include the following.

●	Traffic acquisition cost is a significant component of our Cost of revenues but is not the only component;
●	ex-TAC Revenues are not comparable to our Gross profit or Operating income and by definition ex-TAC Revenues will be higher than our Gross profit or Operating income.

Adjusted EBITDA and Adjusted EBITDA Margin

We calculate projected Adjusted EBITDA as projected Operating income before depreciation and amortization, further adjusted to exclude projected stock-based compensation, certain merger or acquisition related costs and other noteworthy income and expense items, which may vary from period-to-period. The following table provides a reconciliation of projected Operating income to projected Adjusted EBITDA for the period shown.

Year Ended December 31, 2020
(in millions)
Operating income	$34
Adjusted to exclude the following:
Depreciation and amortization	33
Stock-based compensation	23
M&A costs (a)	16
Adjusted EBITDA	$106

(a)	Costs primarily related to the proposed strategic transaction with Outbrain Inc., which we elected not to consummate.

We believe that projected Adjusted EBITDA is useful because it allows us and others to measure projected performance without regard to items such as stock-based compensation expense, depreciation and interest expense and other items that can vary substantially depending on our financing and capital structure, and the method by which assets are acquired. We use Adjusted EBITDA and GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of performance and the effectiveness of our business strategies, and in communications with our board of directors. We may also use Adjusted EBITDA as a metric for determining payment of cash or other incentive compensation.

Limitations on the use of Adjusted EBITDA include the following.

●	Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy;

●	Adjusted EBITDA does not reflect, to the extent applicable for a period presented: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or if applicable principal payments on debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us; and

●	the expenses and other items that we exclude in our calculation of Adjusted EBITDA may differ from the expenses and other items, if any, that other companies may exclude from Adjusted EBITDA when they report their operating results.

We calculate projected Operating income Margin as projected Operating income divided by projected Revenues. We calculate projected Adjusted EBITDA Margin as projected Adjusted EBITDA divided by projected ex-TAC Revenues. The following table reconciles projected Operating Income Margin to projected Adjusted EBITDA Margin for the period shown.

Year Ended December 31, 2020
(in millions)
Revenues	$1,190
Operating income	$34
Operating income Margin	2.8%

ex-TAC Revenues	$379
Adjusted EBITDA	$106
Adjusted EBITDA Margin	27.8%